Registration No. 333-116914

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MACATAWA BANK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-3391345 (I.R.S. Employer Identification Number)

10753 Macatawa Drive Holland, Michigan (Address of Principal Executive Offices)	49424 (Zip Code)

MACATAWA BANK

401(k) PLAN
(Full Title of the Plan)

Jon W. Swets Macatawa Bank Corporation 10753 Macatawa Drive Holland, Michigan 49424 (Name and Address of Agent for Service)	Copies to:	Charlie Goode Warner Norcross & Judd LLP 150 Ottawa Avenue, NW Suite 1500 Grand Rapids, Michigan 49503

(616) 494-7645
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one)

Large accelerated filer ☐   Accelerated filer ☐   Non-accelerated filer ☑  Smaller reporting company ☑

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE AND

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) is being filed by Macatawa Bank Corporation (the “Company”) to deregister all unsold securities reserved for issuance and registered for sale under the Macatawa Bank 401(k) Plan (the “Plan”) pursuant to Registration Statement No. 333-116914 on Form S-8, filed on June 28, 2004 (the “Registration Statement”). Pursuant to the Registration Statement, 100,000 shares of the Company’s common stock were registered for issuance under the Plan.

The Plan no longer offers the Company’s common stock as an investment option. Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and removes from registration any remaining shares of the Company’s common stock that were registered for issuance under the Plan pursuant to the Registration Statement and that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on March   4  , 2021.

MACATAWA BANK CORPORATION

/s/ Jon W. Swets
Jon W. Swets, Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.